                                                                 EXHIBIT 10.2(b)

                              AMENDING AGREEMENT

     This agreement made March 10, 1997 between The Bon-Ton Stores, Inc. ("Company") and Heywood Wilansky ("Executive").

     WHEREAS, Company and Executive entered an employment agreement dated August 18, 1995 (the "Employment Agreement"); and

     WHEREAS, pursuant to the provisions of the Employment Agreement, Company made a $750,000 loan to Executive and Executive issued a note to Company to evidence such loan (the "Note"); and

     WHEREAS, Company and Executive have agreed to modify the Note as hereinafter provided.

     NOW THEREFORE, in consideration of $10 each paid to the other, Company and Executive agree as follows:

     The Note is hereby amended to provide that the $375,000 payment due thereunder on April 30, 1997 shall be due and payable on December 30, 1997 provided, however, that if Executive remains employed by Company pursuant to the terms of the Employment Agreement through December 30, 1997, or if Executive is terminated by Company without Cause (as defined in the Employment Agreement) or does not voluntarily terminate his employment other than due to a Change in Control (as defined in the Employment Agreement) prior to December 30, 1997, then the $375,000 principal of the Note due on December 30, 1997 will be deemed forgiven.

     In Witness whereof, the parties hereto have duly executed this Amending Agreement as of the date first above written.

                                   THE BON-TON STORES, INC.


                                   By /s/ M. Thomas Grumbacher
                                   -------------------------------
                                   M. Thomas Grumbacher
                                   Chairman

                                   /s/ Heywood Wilansky
                                   -------------------------------
                                         Heywood Wilansky